Exhibit 10.16

AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED REVOLVING CREDIT,

DELAYED DRAW TERM LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED REVOLVING CREDIT, DELAYED DRAW TERM LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of September 29, 2021 (the “Effective Date”) by and among SWEETGREEN, INC., a Delaware corporation (“Borrower”), the entities that become parties hereto as guarantors pursuant to Section 4.1(g) of the Loan Agreement (as defined below) (each, a “Guarantor” and, collectively, the “Guarantors”), and EAGLEBANK (“Lender”). For purposes of this Amendment, the term “Loan Agreement” shall mean that certain First Amended and Restated Revolving Credit, Delayed Draw Term Loan and Security Agreement, dated as of December 14, 2020, by and among Borrower, Guarantors and Lender. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Loan Agreement.

WHEREAS, in connection with a potential initial public offering of the equity securities of Borrower, the Loan Parties have requested that certain modifications be made to the Loan Agreement, to among other things, increase certain limits with respect to Permitted Indebtedness and Permitted Investments and to allow for the issuance of certain unsecured debt, including convertible notes; and

WHEREAS, the Loan Parties and Lender have agreed to amend the Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Loan Parties and Lender hereby agree to the following amendments to the Loan Agreement.

1. Amendments to Loan Agreement. Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Loan Agreement is hereby amended as follows:

(a) Section 1.2 is amended to add the following definition of “Beneficial Ownership Certification”:

(b) “”Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially in form and substance satisfactory to Lender.”

(c) Section 1.2 is amended to add the following definition of “Beneficial Ownership Regulation”:

“”Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.”

(d) Section 1.2 is amended to delete the definition of “Change of Control” in its entirety and to substitute the following in lieu thereof:

“”Change of Control” shall mean, at any time, any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act of 1934, as amended), other than the Permitted Holders, taken as a whole, shall have obtained at least fifty-one percent (51%) of the voting power of the outstanding voting Equity Interests of Borrower.”

(e) Section 1.2 is amended to delete the definition of “Direct Regulatory Review Transfer” in its entirety.

(f) Section 1.2 is amended to delete the definition of “Due Diligence Information” in its entirety.

(g) Section 1.2 is amended to delete the definition of “Equity Interests” in its entirety and to substitute the following in lieu thereof:

““Equity Interests” shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options, or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable (but excluding any or any portion of convertible notes, rights or options or other debt instruments with convertible features that have not been converted into or exchanged for equity securities) for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.”

(h) Section 1.2 is amended to add the following definition of “First Amendment Effective Date”:

“”First Amendment Effective Date” shall mean September 29, 2021.”

(i) Section 1.2 is amended to add the following definition of “Founders”:

“”Founders” shall mean collectively Jonathan Neman, Nicolas Jammet and Nathaniel Ru; and “Founder” shall mean each of foregoing individuals.”

(j) Section 1.2 is amended to delete the definition of “Indirect Regulatory Review Transfer” in its entirety.

(k) The definition of “Permitted Acquisition” in Section 1.2 is amended to delete the words “Five Million Dollars ($5,000,000)” from clause (ii) of such definition and substitute in lieu thereof the words “Ten Million Dollars ($10,000,000)”.

(l) Section 1.2 is amended to add the following definition of “Permitted Convertible Debt”:

““Permitted Convertible Debt” shall mean unsecured Indebtedness of the Borrower, issued after the First Amendment Effective Date, which by its terms is convertible into or exchangeable for Equity Interests of Borrower and/or cash in lieu therof or a combination of Equity Interests of Borrower and cash in lieu thereof; provided that (i) at the time of the incurrence thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) the stated maturity date for all Permitted Convertible Debt shall be no earlier than ninety (90) days after the end of the later of (A) the Revolving Facility Maturity Date and (B) the Term Loan Maturity Date, and shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the 90th day after the end of the later of (1) the Revolving Facility Maturity Date and (2) the Term Loan Maturity Date (except upon the occurrence of an event of default, a change in control, fundamental change, an asset disposition or an event of loss, or upon conversion or exchange or voluntary redemption by the Borrower), (iii) the principal amount of any Permitted Convertible Debt shall not be subject to any regularly scheduled amortization or sinking fund payments prior to the maturity described in clause (ii) above, (iv) such Permitted Convertible Debt shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof prior to the 90th day after the end of the later of (A) the Revolving Facility Maturity Date and (B) the Term Loan Maturity Date (except, in each case, upon the occurrence of an event of default, a change in control, fundamental change, an asset disposition or an event of loss, or upon conversion or exchange or voluntary redemption by the Borrower), (v) the terms, conditions and covenants of such Permitted Convertible Debt shall be such as are customary for Indebtedness of such type (as determined by the Loan Parties in good faith) and (vi) no Subsidiary of Borrower that is not a Loan Party shall guarantee the obligations of Borrower thereunder.”

(m) Section 1.2 is amended to add the following definition of “Permitted Equity Derivatives”:

““Permitted Equity Derivatives” shall mean any forward purchase, accelerated share purchase, call option, warrant transaction or other equity derivative transactions relating to any Permitted Convertible Debt.”

(n) Section 1.2 is amended to add the following definition of “Permitted Holders”:

“”Permitted Holders” shall mean, collectively, (i) the Founders and their respective Affiliates and (ii) to the extent not included in clause (i), any trust of which Founders or their immediate family members are trustees, settlors or beneficiaries.”

(o) The definition of “Permitted Indebtedness” in Section 1.2 is amended to:

(i)	delete the words “Two Million Five Hundred Thousand Dollars ($2,500,000)” from clause (c) of such definition and substitute in lieu thereof “Ten Million Dollars ($10,000,000)”;

(ii)

delete the words “other unsecured Indebtedness not exceeding Two Million Five Hundred Thousand Dollars ($2,500,000)” from clause (f) of such definition and substitute in lieu thereof “other Indebtedness not exceeding Ten Million Dollars ($10,000,000)”;

(iii)

add the following as the new clauses (k), (l) and (m) after clause (j) of such definition: “(k) Spyce Assets Debt in an aggregate principal amount not to exceed Fifty Million Dollars ($50,000,000) at any time outstanding; (l) Permitted Convertible Debt and Permitted Unsecured Indebtedness, in a combined aggregate principal amount not to exceed Three Hundred Million Dollars ($300,000,000) at any time outstanding; (m) to the extent constitute Indebtedness, obligations under any Permitted Equity Derivatives;”;

(iii)	renumber the existing clauses (k) through (n) of such definition as clauses (n) thought (q).

(p) The definition of “Permitted Investments” in Section 1.2 is amended to:

(i)	delete the words “Two Million Five Hundred Thousand Dollars ($2,500,000)” from clause (h) of such definition and substitute in lieu thereof “Ten Million Dollars ($10,000,000)”.

(ii)

delete the words “Five Million Dollars ($5,000,000) in the aggregate with respect to all such Subsidiaries that are not Loan Parties” from clause (j) of such definition and substitute in lieu thereof “Ten Million Dollars ($10,000,000) in the aggregate in any fiscal year; provided that Borrower shall furnish to Lender a report on any Investments made pursuant to this clause (j) during each fiscal quarter together with the Compliance Certificate delivered to Lender for such fiscal quarter pursuant to Section 8.1(a)”.

(iii)

delete the words “Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate outstanding at any time” from clause (m) of such definition and substitute in lieu thereof “Ten Million Dollars ($10,000,000) in the aggregate in any fiscal year”.

(iv)	delete the word “and” immediately preceding clause (m) of such definition;

(v)	delete the period at the end of clause (m) of such definition and substitute in lieu thereof “; and”; and

(vi)	add the following as a new clause (n) at the end of such definition: “Permitted Equity Derivatives.”;

(q) The definition of “Permitted Liens” in Section 1.2 is amended to:

(i)	delete the word “and” immediately preceding clause (n) of such definition;

(ii)	delete the period at the end of clause (n) of such definition and substitute in lieu thereof “;”; and

(iii)	add the following as a new clause (o) after clause (n) of such definition: “Liens securing Indebtedness under clause (f) of the definition of “Permitted Indebtedness.”; and

(iv)

add the following as a new clause (p) after clause (o) of such definition: “any Liens on Spyce Assets, including, without limitation, any Liens securing Spyce Assets Debt and to the extent constituting Liens, any licenses or other licensing arrangements of Spyce Assets; and

(v)	rename the existing clause “(o)” of such definition as clause “(q).”

(r) Section 1.2 is amended to add the following definition of “Permitted Unsecured Debt Default”:

““Permitted Unsecured Debt Default” shall mean an Event of Default under Section XI(g) with respect to any Permitted Convertible Debt or Permitted Unsecured Indebtedness.”

(s) Section 1.2 is amended to add the following definition of “Permitted Unsecured Indebtedness”:

““Permitted Unsecured Indebtedness” shall mean unsecured Indebtedness of the Borrower, issued after the First Amendment Effective Date; provided that (i) at the time of the incurrence thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) the stated maturity date for all Permitted Unsecured Indebtedness shall be no earlier than ninety (90) days after the end of the later of (A) the Revolving Facility Maturity Date and (B) the Term Loan Maturity Date, and shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the 90th day after the end of the later of (1) the Revolving Facility Maturity Date and (2) the Term Loan Maturity Date (except upon the occurrence of an event of default, a change in control, fundamental change, an asset disposition or an event of loss, or upon conversion or exchange or voluntary redemption by the Borrower), (iii) the principal amount of any Permitted Unsecured Indebtedness shall not be subject to any regularly scheduled amortization or sinking fund payments prior to the maturity described in clause (ii) above, (iv) such Permitted Unsecured Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof prior to the 90th day after the end of the later of (A) the Revolving Facility Maturity Date and (B) the Term Loan Maturity Date (except upon the occurrence of an event of default, a change in control, fundamental change, an asset disposition or an event of loss, or upon conversion or exchange or voluntary redemption by the Borrower), (v) the terms, conditions and covenants of such Permitted Unsecured Indebtedness shall be such as are customary for Indebtedness of such type (as determined by the Loan Parties in good faith) and (vi) no Subsidiary of Borrower that is not a Loan Party shall guarantee the obligations of Borrower thereunder.”

(t) Section 1.2 is amended to delete the definition of “Regulatory Requirements” in its entirety.

(u) Section 1.2 is amended to delete the definition of “Regulatory Review Transfer” in its entirety.

(v) Section 1.2 is amended to delete the definition of “Revolving Facility Maturity Date” in its entirety and to substitute the following in lieu thereof:

“”Revolving Facility Maturity Date” shall mean the earlier to occur of (a) ninety (90) days prior to the scheduled maturity for any portion of the Permitted Convertible Debt or Permitted Unsecured Indebtedness, as applicable or (b) December 14, 2022, unless earlier terminated pursuant to this Agreement.”

(w) Section 1.2 is amended to add the following definition of “Spyce”:

“”Spyce” shall mean Spyce Food Co., a Delaware corporation.”

(x) Section 1.2 is amended to add the following definition of “Spyce Assets”:

““Spyce Assets” shall mean, collectively, (i) any Spyce Technology, (ii) any existing and future Intellectual Property that constitutes, incorporates or is otherwise related to any Spyce Technology and (iii) any automated kitchen product or equipment (including those designed for assembly of ingredients) that utilizes the Spyce Technology and/or such Intellectual Property referenced in the foregoing clause (ii) and (iv) any other assets related to the foregoing clauses (i) through (iii).”

(y) Section 1.2 is amended to add the following definition of “Spyce Assets Debt”:

“”Spyce Assets Debt” shall mean any Indebtedness incurred to finance the development, acquisition and/or production of any Spyce Assets (except for any Loans hereunder) and any Indebtedness secured by any Spyce Assets.

(z) Section 1.2 is amended to add the following definition of “Spyce Technology”:

“”Spyce Technology” shall mean all forms of technology and content, including any or all of the following: (i) published and unpublished works of authorship, including without limitation audiovisual works, collective works, computer programs or software (whether in source code or executable form), documentation, compilations, databases, derivative works, literary works, maskworks, websites, and sound recordings; (ii) inventions (whether or not patentable), discoveries, improvements, business methods, compositions of matter, machines, methods, and processes and new uses for any of the preceding items; (iii) information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques; (iv) databases, data compilations and collections and technical data; and (v) devices, prototypes, designs and schematics (whether or not any of the foregoing is embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries), in each case, either developed by or acquired from Spyce or its Affiliates, including, without limitation, such technology and content related to its “Infinite Kitchen” product.”

(aa) Section 1.2 is amended to delete the definition of “Term Loan Maturity Date” in its entirety and to substitute the following in lieu thereof:

“”Term Loan Maturity Date” shall mean the earlier to occur of (a) ninety (90) days prior to the scheduled maturity for any portion of the Permitted Convertible Debt or Permitted Unsecured Indebtedness, as applicable or (b) December 15, 2025, unless earlier terminated pursuant to this Agreement.”

(bb) Article II is amended to add the following as a new Section 2.14:

“2.14 Commitment to Lend

Upon the occurrence of a Permitted Unsecured Debt Default, Lender’s obligation to make any Loans to Borrower under this Agreement shall immediately terminate.”

(cc) Section 4.1(b) is amended to:

(i)	delete the word “or” immediately preceding clause (iii) of Section 4.1(b);

(ii)	delete the period at the end of clause (iii) of Section 4.1(b) and substitute in lieu thereof “;”; and

(iii)	add the following as a new clause (iv) at the end of Section 4.1(b): “or (iv) any Spyce Assets.”

(dd) Section 8.1 is amended to add the following as a new Section 8.1(d):

“(d) Deemed Delivery. Documents required to be delivered pursuant to Section 8.1(a) or (b) (to the extent any such documents are included in materials otherwise filed with the U.S. Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date: (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR), (ii) on which Borrower posts such documents, or provides a link thereto on Borrower’s or any of its Subsidiaries’ website on the internet at Borrower’s or any of its Subsidiaries’ website address or (iii) on which such documents are posted on Borrower’s behalf on an internet or intranet website, if any, to which Lender has access (whether a commercial or third-party website); provided, however, that Borrower shall promptly notify Lender in writing (which may be by electronic mail) of the posting of any such documents (and in case of financial statements required under Section 8.1(a), such notice may be provided in the Compliance Certificate for the same reporting period of such financial statements).”

(ee) Section 8.13 is amended to add the following new paragraph at the end:

Notwithstanding the foregoing, a Control Agreement is not required for any Deposit Accounts and/or Securities Accounts owned by Spyce and its Subsidiary so long as (i) the aggregate balance of such accounts does not exceed $600,000 at any time and (ii) the balance of such account is transferred to account(s) with Lender within 12 months of the First Amendment Effective Date.

(ff) Article X is amended to add the following as a new Section 10.13:

“10.13 Right to Finance Spyce Assets Debt.

“In connection with any Spyce Assets Debt, Lender shall have the right (but not an obligation) to provide such financing to the Loan Parties (the “Financing Right”) subject to the terms set forth in this Section 10.13. Prior to engaging any other banks or financial institutions with respect to any Spyce Assets Debt, the Loan Parties shall provide a written notice to Lender setting out the contemplated terms of such Spyce Assets Debt (the “Financing Proposal”). If Lender elects to exercise the Financing Right in its sole discretion, it shall provide such election in writing to the Loan Parties after 20 Business Days upon receipt of the Financing Proposal. Upon receipt of such election, the Loan Parties and Lender shall negotiate in good faith a term sheet setting out the terms, conditions and pricing of such proposed Spyce Assets Debt in the next 30 Business Days (or such longer period mutually agreed by the Loan Parties and Lender). If the parties are unable to reach an agreement on the terms of the Financing Proposal within such period (or Lender has not elected to exercise the Financing Right in accordance with the terms hereof), then the Loan Parties shall be permitted to engage other banks, financial institutions or other Person to provide financing(s) with respect to such Spyce Assets Debt and consummate any such financing(s).

For the avoidance of doubt, the Financing Right granted hereunder may only be exercised by Lender once during the term of this Agreement. Any election to exercise the Financing Right is irrevocable.”

(gg) Section 10.7 is amended to:

(i)	delete the word “and” immediately preceding clause (f) of Section 10.1;

(ii)	delete the period at the end of clause (f) of Section 10.1 and substitute in lieu thereof “;”; and

(iii)	add the following as a new clause (g) at the end of Section 10.1: “and (g) the settlement, unwinding or other termination of any Permitted Equity Derivatives.”

(hh) Section 10.7 is amended to delete such section in its entirety and to substitute the following in place thereof:

“(a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any equity (other than (i) the repurchase of Equity Interests to the extent that (1) such repurchases do not exceed Twenty Million Dollars ($20,000,000) in the aggregate per calendar year (unless Borrower raises additional capital to fund such repurchases), and (2) no Event of Default then exists or would be caused thereby, (ii) Borrower may pay dividends solely in Equity Interests of Borrower, (iii) any Subsidiary may pay dividends or make distributions to Borrower, (iv) the repurchase of Equity Interests in exchange for the cancellation of indebtedness owed to Borrower, (v) issuance of Equity Interests of Borrower or any Subsidiary (and any cash payment in lieu of issuance of fractional shares) in connection with the exercise or conversion of warrants, options or other securities convertible into or exchangeable for the Equity Interests of the Borrower or such Subsidiary, including, without limitation, any Permitted Convertible Debt and/or (vi) the purchase of any Permitted Equity Derivatives and any settlement, unwinding or other termination of any Permitted Equity Derivatives to the extent no Event of Default then exists or would be caused thereby in each case), (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so, except as is otherwise permitted in Section 10.3 hereof or (c) pay any amount in cash in repayment, redemption, retirement, conversion or repurchase, directly or indirectly, of any Permitted Convertible Debt (other than (i) payment of interest, expenses and indemnities as and when due in respect of any Permitted Convertible Debt, (ii) purchases, redemptions and other payments of any Permitted Convertible Debt in connection with the issuance of other Permitted Convertible Debt so long as the aggregate principal amount of Permitted Convertible Debt does not exceed Three Hundred Million Dollars ($300,000,000) after giving effect to such purchases, redemptions and other payments, (iii) exchange of Permitted Convertible Debt for Equity Interests of Borrower (and any cash payment in lieu of issuance of fractional shares) and any cash payment for accrued interest and/or (iv) cash payment in lieu of issuance of fractional shares in connection with the settlement upon any conversion or exchange of Permitted Convertible Debt).”

(ii) Article XI is amended to delete all references to “$1,500,000” in Section XI(f) and substitute in lieu thereof the words “Ten Million Dollars ($10,000,000)”.

(jj) Article XI is amended to add the following proviso at the end of Section XI(f):

“provided that this Section XI(f) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) with respect to any Permitted Equity Derivatives, termination events or equivalent events pursuant to the terms of such Permitted Equity Derivatives and not as a result of any default thereunder by the Borrower or any of its Subsidiaries, (iii) any conversion of exchange of any Permitted Convertible Debt and any conversion or exchange trigger that results in such Permitted Convertible Debt becoming convertible or exchangeable, as applicable and (iv) Indebtedness of a Person acquired in connection with a Permitted Acquisition that has become due and payable as a result of such Permitted Acquisition;”

(kk) Section 15.11 is amended to delete such section in its entirety and to substitute the following in place thereof:

“15.11 Patriot Act Verification

Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, the Beneficial Ownership Regulation, the Anti-Terrorism Laws, the Anti-Corruption Laws and/or the Bank Secrecy Act, Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act, the Beneficial Ownership Regulation, the Anti-Terrorism Laws and/or the Anti-Corruption Laws. Borrower shall provide such information and take such actions as are reasonably requested by Lender in order to assist Lender in maintaining compliance with the Patriot Act, the Beneficial Ownership Regulation, the Anti-Terrorism Laws, the Anti-Corruption Laws and/or the Bank Secrecy Act, including, without limitation, a Beneficial Ownership Certification form acceptable to Lender. The information included in the Beneficial Ownership Certification is to be true and correct in all respects.”

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent:

(a) The consummation of the first offering by Borrower of its Equity Interests to the public pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or under any similar law then in effect.

(b) Lender shall have received counterparts of this Amendment duly executed by Borrower, each Guarantor and Lender.

(c) Lender shall have received such documents and certificates as Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of this Agreement and any other legal matters relating to such Loan Parties, the Loan Documents or this Agreement, all in form and substance reasonably satisfactory to Lender and its counsel.

(d) Lender shall have received an Officer’s Certificate in the form of Exhibit H attached to the Loan Agreement, dated the date hereof, and signed by the Chief Financial Officer of each of the Loan Parties.

(e) Lender shall have received payment of Lender’s fees and reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of counsels for Lender) in connection with this Amendment.

3. Representations and Warranties of the Loan Parties. Each Loan Party for itself hereby represents and warrants as follows:

(a) This Amendment and each of the Loan Documents (each as amended hereby), as applicable, constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting Lender’s rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of Borrower set forth in the Loan Agreement are true and correct in all material effects (provided that any representation or warranty qualified by materiality or Material Adverse Effect is true and correct in all respects) (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).

4. Reference to and Effect on the Loan Agreement and the Loan Documents.

(a) Upon the effectiveness hereof, each reference to the Loan Agreement or any other Loan Document shall mean and be a reference to the Loan Agreement and such other Loan Document, as the case may be, as amended hereby.

(b) Except as specifically amended above, each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a “Loan Document” under (and as defined in) the Loan Agreement.

5. Consent and Reaffirmation. Without in any way establishing a course of dealing by Lender, each of Lender and each of the undersigned Loan Parties consents to this Amendment and reaffirms the terms and conditions of the Loan Agreement and the other Loan Documents executed by it and acknowledges and agrees that the Loan Agreement and each and every Loan Document executed by the undersigned in connection with the Loan Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

6. Counterparts; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,”

“signed,” “signature,” and words of similar import in this Amendment shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.) or any other similar state laws based on the Uniform Electronic Transactions Act.

7. Governing Law; Jurisdiction; Service of Process. The provisions of Section 15.1 of the Loan Agreement are hereby incorporated by reference herein, mutatis mutandis.

8. Entire Agreement. The provisions of Section 15.8 of the Loan Agreement are hereby incorporated by reference herein, mutatis mutandis.

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement is signed and given under seal as of the date first written above and it is intended that this Agreement is and shall constitute and have the effect of a sealed instrument according to law.

BORROWER:

SWEETGREEN, INC.

By:	/s/ Mitch Reback
Name:	Mitch Reback
Its:	Chief Financial Officer
Attn:	3000 S. Robertson Blvd.
Los Angeles, California 90034
Email:	mitch.reback@sweetgreen.com

GUARANTORS:

SWEETGREEN NEW YORK, LLC

By:	/s/ Mitch Reback
Name:	Mitch Reback
Its:	Chief Financial Officer
Attn:	3000 S. Robertson Blvd.
Los Angeles, California 90034
Email:	mitch.reback@sweetgreen.com

SWEETGREEN BOSTON, LLC

By:	/s/ Mitch Reback
Name:	Mitch Reback
Its:	Chief Financial Officer
Attn:	3000 S. Robertson Blvd.
Los Angeles, California 90034
Email:	mitch.reback@sweetgreen.com

[Signature Page to Amendment No. 1 to Amended and Restated Revolving Credit, Delayed Draw Term Loan and Security Agreement]

SWEETGREEN LA, LLC

By:	/s/ Mitch Reback
Name:	Mitch Reback
Its:	Chief Financial Officer
Attn:	3000 S. Robertson Blvd.
Los Angeles, California 90034
Email:	mitch.reback@sweetgreen.com

SWEETGREEN CHICAGO LLC

By:	/s/ Mitch Reback
Name:	Mitch Reback
Its:	Chief Financial Officer
Attn:	3000 S. Robertson Blvd.
Los Angeles, California 90034
Email:	mitch.reback@sweetgreen.com

SWEETGREEN TEXAS, LLC

By:	/s/ Mitch Reback
Name:	Mitch Reback
Its:	Chief Financial Officer
Attn:	3000 S. Robertson Blvd.
Los Angeles, California 90034
Email:	mitch.reback@sweetgreen.com

SWEETGREEN COLORADO, LLC

By:	/s/ Mitch Reback
Name:	Mitch Reback
Its:	Chief Financial Officer
Attn:	3000 S. Robertson Blvd.
Los Angeles, California 90034
Email:	mitch.reback@sweetgreen.com

[Signature Page to Amendment No. 1 to Amended and Restated Revolving Credit, Delayed Draw Term Loan and Security Agreement]

LENDER:

EAGLEBANK

By:	/s/ Deirdre E. Vollmer
Name:	Deirdre E. Vollmer
Its:	Vice President
Attn:	2001 K Street NW
Washington, D.C. 20006
Telephone: (202) 292-1635
FAX:	(301) 841-0345
Email:	DVollmer@EagleBankCorp.com

[Signature Page to Amendment No. 1 to Amended and Restated Revolving Credit, Delayed Draw Term Loan and Security Agreement]